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                                                                 Exhibit 10.7(b)








                                  July 12, 2001

Ms. Trudy Sullivan
544 E. 86th St., Apt. 12W
New York, NY 10028

Dear Trudy:

         This letter will confirm our understanding of the arrangements under which the Employment Agreement between you (the "Executive") and J. Crew Operating Corp. (the "Company") dated February 18, 2000 (the "Employment Agreement") is terminated. The terms and conditions of the termination of your employment with the Company are set out below.

               1. The Parties hereby acknowledge and confirm that the
                  Executive's employment with the Company has terminated effective as of June 15, 2001 (the "Termination Date"). During the two-month period immediately following the Termination Date (the "Consulting Period"), the Executive shall provide such consulting services to the Company as the Company may, from time to time, request. In full payment for the consulting services provided hereunder, the Company will pay the Executive a fee at the rate of $41,666 per month, payable no less frequently than twice per month. The Company will also reimburse the Executive for reasonable travel expenses incurred by her that are authorized in advance by the Company, upon presentation of appropriate documentation in accordance with the Company's expense report policy.

               2. Subject to this Agreement becoming effective (as described in
                  Paragraph 18 hereof), the Company will continue to pay the Executive her base salary of $500,000 per annum for the 12-month period beginning on the day immediately following the end of the Consulting Period (the "Severance Period"), payable in accordance with the Company's regular payroll policies for its employees. The Executive will also continue to have medical coverage during both the Consulting Period and the Severance Period on the same terms and conditions as medical coverage is then made available to employees of the Company.

               3. The consulting and severance payments described in Paragraphs
                  1 and 2 above shall be reduced by any required tax withholdings and shall not be taken into account as compensation and no service credit shall be given after the Termination Date for purposes of determining the benefits payable under any other plan, program, agreement or arrangement of the Company. The Executive acknowledges that, except for the payments described herein, she is not entitled to any payment in the nature of severance or termination pay from the Company.

               4. The Executive currently has vested options to purchase 22,560 shares of Common Stock of J. Crew Group, Inc. ("Common Stock") at $6.82 per share and vested options to purchase 6,480 shares of Common Stock at $10.00 per share. The Company hereby agrees that notwithstanding the provisions of the stock option agreements with the Executive (a) options to purchase an additional 7,520

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                  shares of Common Stock at $6.82 per share and options to
                  purchase and additional 6,480 shares of Common Stock at $10.00 per share shall vest and become exercisable on January 31, 2002 (such additional options together with the options vested on the Termination Date are collectively referred to as the "Vested Options"), (b) the expiration date of the Vested Options shall be the tenth anniversary of the grant date of such options, and (c) the Executive shall have the right to exercise the Vested Options in accordance with the provisions of the stock option agreements until such expiration date. All other unvested options (totaling 7,520 options to purchase Common Stock at $6.82 per share and 19,440 options to purchase Common Stock at $10.00 per share) shall terminate effective on the Termination Date.

               5. By signing this Agreement, the Executive agrees that in exchange for the additional consideration set forth herein, the Executive hereby voluntarily, fully and unconditionally releases and forever discharges the Company, its present and former parent corporation(s), subsidiaries, divisions, affiliates and otherwise related entities and their respective incumbent and former employees, directors, plan administrators, officers and agents, individually and in their official capacities (collectively, the "Releasees"), from any and all charges, actions, causes of action, demands, debts, dues, bonds, accounts, covenants, contracts, liabilities, or damages of any nature whatsoever, whether now known or claimed, to whomever made, which the Executive has or may have against any or all of the Releasees for or by reason of any cause, nature or thing whatsoever, up to the present time, arising out of or related to her employment with the Company or the termination of such employment, including, by way of examples and without limiting the broadest application of the foregoing, any actions, causes of action, or claims under any contract or federal, state or local decisional law, statues, regulations or constitutions, any claims for notice, pay in lieu of notice, wrongful dismissal, breach of contract, defamation or other tortious conduct, discrimination on the basis of actual or perceived disability, age, sex, race or any other factor (including, without limitation, any claim pursuant to Title VII of the Civil Rights Act of 1964, Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993, the Age Discrimination in Employment Act of 1967, as amended, or the New York State equal employment laws), any claim pursuant to any other applicable employment standards or human rights legislation or for severance pay, salary, bonus, incentive or additional compensation, vacation pay, insurance, other benefits, interest, and/or attorney's fees. The Executive acknowledges that this general release is not made in connection with an exit incentive or other employment termination program offered to a group or class of employees. If the Executive has made or should hereafter make any complaint, charge, claim, allegation or demand, or commence or threaten to commence any action, complaint, charge, claim or proceeding, against any or all of the Releasees for or by reason of any cause, matter or thing whatsoever existing up to the present time, this Agreement may be raised as and shall constitute a complete bar to any such action, complaint, charge, claim, allegation or proceeding, and, subject to a favorable ruling by a tribunal of final jurisdiction, the Releasees shall recover from the Executive, and the Executive shall pay to the Releasees, all costs incurred by them, including their attorneys' fees, as a consequence of any such action, complaint charge, claim, allegation or proceeding; provided, however, that this shall not limit the Executive from enforcing her rights under this Agreement and in the event any action is commenced to enforce her rights under this Agreement, each party shall bear its own legal fees and expenses.


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               6. The Executive acknowledges that the payments and the
                  additional vesting of options to purchase shares of common stock she is receiving in connection with the foregoing release is in addition to anything of value to which she already is entitled from the company

               7. The Executive hereby agrees and acknowledges that she shall be bound by and comply with the restrictive covenants provided in
                  Section 4 of the Employment Agreement other than the non-compete restrictive covenant set forth in Section 4(a)(ii)(1) of the Employment Agreement which the Company hereby waives (the "Restrictive Covenants"), that such Restrictive Covenants are hereby made part of this Agreement as if specifically restated herein and that all payments, medical insurance, additional vesting of stock options and continued extension of the expiration date of the Vested Options are subject to and contingent upon the Executive's compliance with Restrictive Covenants.

               8. The Executive acknowledges and agrees that, notwithstanding any other provision of this Agreement, if the Executive breaches any of her obligations under this Agreement or the Restrictive Covenants under the Employment Agreement (a) she will forfeit her right to receive the payments under paragraphs 1 and 2 above and to have the stock options vest on January 31, 2001 (to the extent the payments were not theretofore paid or the options had not vested as of the date of such breach), (b) the Vested Options shall expire as of the date of such breach to the extent not theretofore exercised and, if exercised as of the date of such breach, the Executive shall immediately reimburse the Company for the profit upon exercise (such profit calculated as the difference between the (i) greater of either the fair market value per share of Common Stock on the date of exercise or the amount paid by the Company to the Executive per share of Common Stock for the purchase of the shares acquired upon exercise, and (ii) exercise price, times the number of options exercised).

               9. The Executive hereby agrees that a breach of the Restrictive
                  Covenants contained in Section 4 of the Employment Agreement may, depending on the circumstances, cause the Company to suffer irreparable harm for which money damages would not be an adequate remedy and therefore, if the Executive breaches any of the Restrictive Covenants, the Company would be entitled to temporary and permanent injunctive relief in any court of competent jurisdiction (without the need to post any bond) without prejudice to any other remedies under this Agreement or otherwise.

              10. This Agreement does not constitute an admission of liability or wrongdoing of any kind by the Executive or the Company or its affiliates.

              11. The terms of this Agreement shall be binding on the parties hereto and their respective successors and assigns.

              12. This Agreement constitutes the entire understanding of the
                  Company and the Executive with respect to the subject matter hereof and supersedes all prior understandings, written or oral. The terms of this Agreement may be changed, modified or discharged only by an instrument in writing signed by the parties hereto. A failure of the Company or the Executive to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. If any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.


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              13. This Agreement shall be construed, enforced and interpreted in accordance with and governed by the laws of the State of New York.

              14. The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

              15. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

              16. The Executive acknowledges that, by the Executive's free and voluntary act of signing below, the Executive agrees to all of the terms of this Agreement and intends to be legally bound thereby.

              17. The Executive acknowledges that she has received this
                  Agreement on or before June 20, 2001. The Executive understands that she may consider whether to agree to the terms contained herein for a period of twenty-one days after the date hereof. However, the operation of the provisions of the paragraph 1 (other than the first sentence thereof) and paragraphs 2 through 5 above may be delayed until this Agreement is executed by the Executive, returned to the Company and becomes effective as provided below. The Executive acknowledges that she has consulted with an attorney prior to her execution of this Agreement or has determined by her own free will not to consult with an attorney.

              18. This Agreement will become effective, enforceable and
                  irrevocable seven days after the date on which it is executed by the Executive (the "Effective Date"). During the seven-day period prior to the Effective Date, the Executive may revoke her agreement to accept the terms hereof by indicating in writing to the Company her intention to revoke. If the Executive exercises her right to revoke hereunder, she shall forfeit her right to receive any of the benefits provided for herein, and to the extent such payments have already been made, the Executive


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                  agrees that she will immediately reimburse the Company for the amounts of such payment.

                  If the foregoing correctly reflects our understanding, please sign the enclosed copy of this letter agreement, whereupon it will become a binding agreement between us.

                                          J. CREW OPERATING CORP.


                                          By: /s/ MARK SARVARY
                                             -------------------
                                              Mark Sarvary
                                              Chief Executive Officer

Agreed to and accepted:


By: /s/ Trudy Sullivan
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    Trudy Sullivan

Dated:   July 23, 2001

Acknowledgment
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STATE OF                 )
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                               ss:
COUNTY OF                )
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On the   day of         , 2001, before me personally came Trudy Sullivan who,
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being by me duly sworn, did depose and say that she resides at and did acknowledge and represent that she has had
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an opportunity to consult with attorneys and other advisers of her choosing regarding the Termination Agreement attached hereto, that she has reviewed all of the terms of the Termination Agreement and that she fully understands all of its provisions, including without limitation, the general release and waiver set forth therein.

-------------------------
Notary Public

Date:
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